Exhibit T3A10

CERTIFICATE OF INCORPORATION

公司註冊證書

                              ***

I hereby certify that

本人茲證明

WAI KI INTERNATIONAL COMPANY LIMITED

偉淇國際有限公司

is this day incorporated in Hong Kong under the Companies Ordinance, and

於本日在香港依據公司條例註冊成為

that this company is limited.

有限公司。

Given under my hand this Seventh day of September

簽署於一九九三年九月七日。

One Thousand Nine Hundred and Ninety-three.

/s/ R. Chun
p. Registrar of Companies Hong Kong
香港公司註冊處處長 （公司註冊主任 秦梁素芳 代行）

COMPANIES ORDINANCE

(CHAPTER 32)

香港法例第32章

公司條例

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

公司更改名稱

註冊證書

                              ***

I hereby certify that

本人謹此證明

WAI KI INTERNATIONAL COMPANY LIMITED

偉淇國際有限公司

having by special resolution changed its name, is now incorporated under

經通過特別決議，已將其名稱更改，該公司的註冊名

the name of

稱現為

CORNWELL HOLDINGS (HONG KONG) LIMITED

冠華基業集團（香港）有限公司

Issued by the undersigned on     9 September 2002.

本證書於二ＯＯ二年九月九日簽發。

/s/ R. Cheung
for Registrar of Companies Hong Kong
香港公司註冊處處長 （公司註冊主任 張潔心 代行）

Company No.: 448348

CORNWELL HOLDINGS (HONG KONG) LIMITED

冠華基業集團(香港)有限公司

(incorporated in Hong Kong with limited liability)

WRITTEN RESOLUTION OF ALL THE SHAREHOLDERS OF THE COMPANY FOR THE TIME BEING PURSUANT TO SECTION 116B OF THE COMPANIES ORDINANCE

Adoption of the Amended and Restated Memorandum and Articles of Association

We, the undersigned, being all the shareholders of the Company acting by written consent without a meeting of the Company DO HEREBY CONSENT to the adoption of the following resolution as a Special Resolution:

“THAT the regulations contained in the printed document marked “A”, a copy of which is attached to this Resolution for the purpose of identification, be and is hereby approved and adopted as the amended and restated Memorandum and Articles of Association of the Company in substitution for and to the exclusion of the existing Memorandum and Articles of Association of the Company with effect from the date of this resolution.”

Dated the 16th day of August, 2007.

/s/ Kwok Chun Wai	/s/ Kwok Ying Shing
Kwok Chun Wai SHAREHOLDER	Kwok Ying Shing SHAREHOLDER

“A”

MEMORANDUM

AND

ARTICLES OF ASSOCAITION

OF

CORNWELL HOLDINGS (HONG KONG) LIMITED

冠華基業集團(香港)有限公司

Incorporated the 7th day of September, 1993.

(Change of name on 9 September 2002)

(Adopted by special resolutions on 16 August 2007)

HONG KONG

CERTIFIED TRUE COPY BY:
/s/ Kwok Chun Wai Name: Kwok Chun Wai Director Date: 16 August 2007

Companies Registry No.448348

COMPANIES ORDINANCE CAP.23

**********

SPECIAL RESOLUTION

OF

WAI KI INTERNATIONAL COMPANY LIMITED

偉洪國際有限公司

***********

Passed on the 29th day of August 2002

***********

By a Written Resolution of all the members of WAI KI INTERNATIONAL COMPANY LIMITED (“the Company”) passed on the 29th day of August 2002 pursuant to Section 116B of the Companies Ordinance and Article 24 of the Articles of Association of the Company, the following resolution was passed as Special Resolution of the Company:-

“Subject to the approval of the Registrar of the Companies, the name of the Company be changed to “CORNWELL HOLDINGS (HONG KONG) LIMITED 冠華基業集團(香港)有限公司” with effect from the date of issue of the relevant certificate of incorporation on change of name.”

(Sd.) KWOK CHUN WAI KWOK CHUN WAI Shareholder	(Sd.) KWOK YING SHING KWOK YING SHING Shareholder

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

CORNWELL HOLDINGS (HONG KONG) LIMITED

冠華基業集團(香港)有限公司

First:— The name of the Company is “CORNWELL HOLDINGS (HONG KONG) LIMITED 冠華基業集團(香港)有限公司”.

Second:— The Registered Office of the Company will be situated in Hong Kong.

Third:— The objects for which the Company is established are:—

(1)	To establish and carry on all or any of the business of importers, exporters, agents, distributors, manufacturers, warehousemen, merchants, commission agents, contractors, store-keepers, carriers, manufacturers’ representatives, commercial, industrial, financial and general agents, brokers, advisers and representatives, forwarding agents and traders both wholesale and retail or otherwise deal in goods produce, raw materials, articles and merchandise in all its branches, and to create, manufacture, produce, import, export, buy, sell, barter, exchange, make advances upon or otherwise deal in goods, produce, commodities and merchandise of all kinds.

(2)	To invest in, hold, sell and deal with the stock, shares, bonds, debentures, debenture stock, obligations, notes and securities of any government, state, company, corporation or other body or authority; and to raise and borrow money by the issue of shares, stock, debentures, debenture stock, howsoever and to underwrite any such issue.

(3)	To invest and deal with the moneys of the Company not immediately required in such manner as from time to time be determined and to hold, sell or otherwise deal with any investments made.

(4)	To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(5)	To receive valuables or money on deposit with or without allowance or interest thereon.

(6)	To undertake and execute any trusts the undertaking whereof may seem desirable and also to undertake the office of executor, administrator, treasurer or registrar and to keep for any company, government, authority, or body any register relating to any stocks, funds, shares or securities or to undertake any duties in relation to the registration of transfers, the issue of certificates or otherwise.

(7)	To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, use in connection with the Company’s business or any part thereof, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company, both real and personal.

(8)	To purchase or by any other means acquire and take options over any freehold, leasehold of other real or personal property for any estate or interest whatever, and any rights or privileges of any kind over or in respect of any real or personal property, and to carry on all or any of the business usually carried on by land companies, land investment companies, land and building mortgage companies and building and estate companies in their several branches.

(9)	To establish, construct, demolish, resite, rebuild, alter, furnish, improve, maintain, develop, manage, work, control, carry out, and superintend bonded warehouses, warehouses, godowns, stores, shops, dairies, offices, block of flats or offices, flats, houses, roads, hotels, clubs, restaurants, factories, works, places of amusement, buildings, and other works and conveniences of all kinds which may seem calculated directly or indirectly to advance the Company’s interests or conducive to the objects of the Company, and to contribute or otherwise assist or take part in the construction, maintenance, development, management, carrying out, working, control and superintendence thereof.

(10)	To act as accountants, secretaries and registrars of companies incorporated by law or societies or organisations whether incorporated or not.

(11)	To carry on all or any of the businesses of general contractors, engineering contractors, civil engineers, site formation and plant layout advisers and consultants (whether civil, mechanical, electrical, structural, chemical, aeronautical, marine or otherwise).

(12)	To act as trustees or nominees of individuals or clubs or associations or companies whether incorporated or not.

(13)	To manage, supervise, control or take part in the management, supervision or control of the business or operations of any company or undertaking and for that purpose to appoint and remunerate any directors, accountants, solicitors or other experts or agents.

(14)	To act as financial advisers and to facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stock, bonds, obligations, shares, stocks and securities and to act as trustees in connection with any such securities and to establish or to promote or to concur in establishing or promoting any company, association, undertaking or public or private body.

(15)	To provide or undertake any other service or facility whether of the kind mentioned above or otherwise which, in the opinion of the Directors, the Company can provide or undertake in the furtherance of its business.

(16)	To act as agents or managers for any insurance companies, clubs or associations or for any individual underwriters in connection with its or his or their insurance or underwriting business (wherever the same may be carried on) or any branch of the same.

(17)	To subscribe for, register, take, purchase, or otherwise acquire and hold and to sell, exchange, deal in and otherwise dispose of shares or other interests in or securities of any other company whether having objects similar to or different from those of the Company or carrying on any business capable of being carried on so as directly or indirectly to benefit the Company or enhance the value of any of its property and to co-ordinate, finance and manage the business and operations of any company in which the Company holds any such interest.

(18)	To insure with any company or person against losses, damages, risks and liabilities of all kinds which may affect this Company and to act as agents and brokers for placing insurance risks of all kinds in all its branches.

(19)	To carry on all or any of the businesses of knitters, weavers, spinners and manufacturers of and dealers in yarns, fabrics, make-ups or other types of textile products made from cotton, wool, silk, rayon, synthetic fibres, artificial silk, flax, hemp, linen, jute or other fibrous substances, bleachers, dyers, printers and finishers of the said products and substances, and makers of vitriol, bleaching and dyeing materials.

(20)	To amalgamate with any other company, whose business can conveniently be carried on in association with the business of the Company, whether by sale or purchase (for fully or partly-paid shares or otherwise) of the undertaking, subject to the liabilities of the Company or any such other company as aforesaid with or without winding up or by purchase (for fully or partly-paid shares or otherwise) of all or a controlling interest in the share or stock of any such other company, or in any other manner.

(21)	To enter into partnership or any arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of the Company, or calculated to advance its interests, and to acquire and hold shares, stock or securities of any such company.

(22)	To purchase or otherwise acquire and to carry on the business or businesses of ship owners, stevedores, wharfingers, carriers, forwarding agents, storage keepers, warehousemen, ship builders, drydock keepers, marine engineers, engineers, ship keepers, boat builders, ship and boat repairers, outfitters, brokers and agents, salvors, wreck raisers, divers, auctioneers, valuers and assessors.

(23)	To carry on the business of garage, service-station or filling-station proprietors, licencees or operators; or as vehicle manufacturers, assemblers, finishers or repairers; as dealers in oil, petroleum products or motor accessories of all kinds; or as motor, mechanical or electrical engineers.

(24)	To carry on all or any of the businesses of travel agents, ticket and booking agents, charter-flight travel contractors, and to facilitate tours and travel and to arrange hotel and accommodation booking and travellers-cheque and credit-card facilities and other facilities for tourists and travellers and to engage in all aspects of the travel and tourist industry.

(25)	To carry on all or any of the businesses of proprietors or licencees or restaurants, refreshment and tea rooms, hotels, bars for the sale of liquor, clubs, dance halls, cafes and milk and snack bars, and as caterers and contractors, in all their respective branches.

(26)	To carry on all or any of the business of costumiers and tailors, makers of underwear, shirt, singlet, nightwear, sportswear, or other kind of garments, makers of mantle, coat, jacket, doublet, waistcoat, robes or other sort of dress, corset, lingerie and brassiere makers, trimmings and lace makers, embroiderers, haberdashers and milliners, glovers, hosiers, makers of towels and napkins, makers of table-cover and table-cloth, furriers, and manufacturers of and dealers in any kind of textile make-up products.

(27)	To carry on all or any of the business of manufacturers, exporters, importers, repairers, designers, wholesalers, retailers, suppliers and agents of, and dealers in mechanical, electronic and electrical watches, clocks, timepieces and chronological instruments of all kinds and descriptions and all components parts and accessories thereof.

(28)	To carry on the business of manufacturers of, suppliers, repairers, programmers, advisers and dealers in electricals, electronics, computers, microcomputers, hardwares, softwares, accessories, motors, office and industrial appliances and equipments, and toys of all descriptions.

(29)	To manufacture plastic goods, articles and any other products in which some plastic parts are incorporated, and to make moulds, dies, tools and machinery for the production of plastic goods.

(30)	To build, establish, maintain, operate and own factories of all kinds.

(31)	To enter into any arrangements for profit-sharing with any of the directors or employees of the Company or of any company in which the company may for the time being hold a share or shares (subject to the consent and approval of such company) and to grant sums by way of bonus or allowance to any such directors or employees or their dependents or connections, and to establish or support, or aid in the establishment and support of, provident and gratuity funds, associations, institutions, schools or conveniences calculated to benefit directors or employees of the company or its predecessors in business or any companies in which the company owns a share or shares or the dependents or connections of such persons, and to grant pensions and make payments towards insurance.

(32)	To apply for, promote, and obtain Licence of any Government department or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(33)	To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in Hong Kong or elsewhere, any patents, patent rights, brevets d’inventions, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(34)	To enter into any arrangements with any Governments or authorities (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such Government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

(35)	To acquire mines, mining rights, quarries and mineral lands, timber and forestry estates and property and land of every description developed or intended to be developed for the production of raw materials, crops, animal products or agricultural products anywhere throughout the whole world and any interest or concession therein and to explore, work, exercise, develop and turn the same to account.

(36)	To carry on business as dealers in, and producers, whether as farmers, market gardeners or processors, of fish, dairy farm, and garden produce of all kinds, including milk, cream, butter, cheese, poultry, eggs, fruit and vegetables.

(37)	To carry on all or any of the businesses of packing, general warehousemen, godown and ice cold storage operators.

(38)	To carry on the business of a transportation company by means of vehicles of whatever kind and howsoever propelled for the carriage of passengers, animals, fish, food-stuffs and goods of whatsoever kind and description.

(39)	To carry on business as jewellers, gold and silver smiths, gem merchants, watch and clock makers, electro-platers, dressing-bag makers, importers and exporters of bullion, and to buy, sell and deal in (wholesale and retail) diamonds, precious stones, jewellery, watches, clocks, gold and silver plates, electro-plates, cutlery, bronzes, articles of virtue, objects of art, and such other articles and goods as the Company may consider capable of being conveniently dealt in relation to its business and to manufacture and to establish factories for manufacturing goods for the above businesses.

(40)	To carry on all or any of the businesses of publishers, stationers, type-founders, book-binders, printers, photographers, film-processors, cine-film producers, and cartographers and to do all things necessary or convenient for carrying out such businesses or businesses of a character similar or analogous to the foregoing or any of them or connected herewith.

(41)	To establish, found, operate, own, support, or aid in the establishment, founding, operating, owning and support of schools, colleges, institutions or other educational establishments of whatsoever kind connected with or incidental to the promotion of any form of education, learning, cultural activity, sport or past-time amongst members of the public.

(42)	To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others, to enter into guarantees, contracts of indemnity and suretyships of all kinds other than those in the nature of insurance business, to become security for any persons, firms or companies and to receive money, stocks, bonds, certificates, securities, deeds and property on deposit or for safe custody or management.

(43)	To borrow and raise money in such manner as the Company shall think fit and to secure the repayment of any money borrowed, raised, or owing, by mortgage, charge, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(44)	To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property.

(45)	To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

(46)	To procure the Company to be registered or recognized in any part of the world and to do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise and by or through agents or otherwise and either alone or in conjunction with others.

(47)	To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

(48)	To support and subscribe to any charitable or public object, and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid to any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or of any company which is a subsidiary or associated company of the Company or the holding company of the Company or of the predecessors in business of the Company or of any such subsidiary associated or holding company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary or holding company and to lend money to any such employees or to trustees on their behalf to enable any such share purchase schemes to be established or maintained.

(49)	To carry on business as advisers and consultants to governments, corporations, business, commerce and industry in all their branches and in particular to advise upon, direct, manager or operate Electronic Data Processing system, computer systems, accounting budgetary and other control, costing business methods and systems, policy, organization, reorganization, reconstruction, development, expansion, administration, management, supervision, personnel, production, purchases and sales of any company, firm, person, or organization and the business, enterprises, operations, projects or undertakings thereof and to act as Director or Manager of any such company, firm or organization.

(50)	To Guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or part of the undertaking, property, assets, and rights (present and future) and uncalled capital of the Company or by both such method or by any other means whatsoever, the liabilities and obligations of and the payment of any moneys whatsoever (including but not limited to capital, principal, premiums, interest, dividends, costs and expenses on any stocks, shares or securities) by any person, firm or company whatsoever including but not limited to any company which is for the time being the holding company or a subsidiary (both as defined by Section 2 of the Companies Ordinance (Cap.32) of the Company or of the Company’s holding company or is otherwise associated with the Company in its business), and to act as agents for the collection, receipt or payment of money, and to enter into any contract of indemnity or suretyship (but not in respect of fire, life and marine insurance business).

(51)	To distribute among the Members of the Company in kind any property of the Company of any kind.

(52)	To remunerate any person, firm or company rendering services to this Company either by cash payment or by the allotment to him or them of Shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(53)	To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any Shares or other securities of the Company and to accept stock or shares in, or the debentures, mortgage debentures, or other securities of any other company in payment or part payment for any services rendered, or for any sale made to, or debt owing from, any such company.

The objects set forth in each sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company.

Fourth:— The liability of the Members is limited.

Fifth:— The Share Capital of the Company is $10,000.00 divided into 10,000 shares of $1.00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:—

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber
(SD.) HUI WAI (許偉)	One
Flat C, 3/F.,
11, La Salle Road,
Kowloon.
Merchant

(SD.) CHENG KIT (鄭潔)	One
Flat C, 3/F.,
11, La Salle Road,
Kowloon.
Merchant

Total Number of Shares Taken	Two

Dated the 20th day of August. 1993.

WITNESS to the above signatures:

(SD.) JOHNNY T. K. CHENG Solicitor Rm. 1505 Wing On House, 71 Des Voeux Rd. C., Hong Kong.